CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of
The Rockland Growth Fund:

We consent to the incorporation by reference in the Statement of Additional Information of The Rockland
Funds Trust (the "Trust") of our report dated October
23, 1996 relating to the financial statement of the Trust as of October 21, 1996 and to the reference to our Firm in the Statement of Additional Information under the heading "Independent Auditors."


                              KPMG Peat Marwick LLP


Milwaukee, Wisconsin
May 27, 1997